UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2016

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2016, Green Plains Inc. (the “Company”) issued a press release announcing the pricing of its offering of $170 million aggregate principal amount of 4.125% Convertible Senior Notes due 2022 (the “notes”), which was upsized from the previously announced $150 million aggregate principal amount of notes. The notes are to be offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”),and Rule 506 of Regulation D thereunder only to qualified institutional buyers (as defined in Rule 144A under the Securities Act). The Company intends to use the net proceeds from the offering for general corporate purposes, including the financing of a portion of the potential acquisition of two ethanol plants affiliated with Abengoa Bioenergy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: August 10, 2016	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)